UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2016

FTE NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-31355	81-0438093
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

999 Vanderbilt Beach Rd, Suite 601 Naples, FL	34108
(Address of principal executive offices)	(Zip Code)

877-878-8136

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2016, the Board of Directors of FTE Networks, Inc. (the “Company”) approved the appointment of Michael Bonewitz as the Company’s Chief Technology Officer commencing on August 24, 2016 and has replaced Carlie Ancor who will transition into a new role supporting the Company’s major account sales strategy.

Mr. Bonewitz has over 20 years of senior management experience in communications network engineering and information technology industries developing cutting edge capabilities via advanced IT automation and data analytics driving operational and financial performance. Prior to FTE, he was VP of Strategy and Product Development for Cloud services, Fiber engineering and construction at Nexius where he developed and launched the company’s first fiber deployment program supporting multiple Tier 1 service providers in the US. He also led the company strategy and participation into Open Compute Project (OCP) as a Platinum member and as an original member of Facebook’s Telcom Infra Project (TIP). He has held previous technology and engineering leadership positions with Ericsson, Zayo and Level 3.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	No. Description	Location
99.1	Press Release	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTE NETWORKS, INC.

By:	/s/ Michael Palleschi
Michael Palleschi
Chief Executive Officer

Date: August 24, 2016